UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On May 21, 2025, the Company distributed the following letters (i) Letter from our Executive Chairman of the Board & CEO Re. Court Ordered Stockholder Meeting, and (ii) Corrected Notice of 2025 Annual Meeting to be held July 7, 2025.

601 Sawyer St., Suite 600
Houston, Texas 77007
LETTER FROM OUR EXECUTIVE CHAIRMAN OF THE BOARD & CEO RE.
COURT ORDERED STOCKHOLDER MEETING
May 21, 2025

Dear Fellow Stockholder:

We are pleased to invite you to attend a 2025 Annual Meeting of Silver Star Properties REIT, Inc., as called by me, the Chairman of the Board and Chief Executive Officer, pursuant to court order. The meeting will be held on Monday, July 7, 2025, at 10:00 A.M. Central Time. The meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them.

You will be able to attend the meeting by first registering at https://web.viewproxy.com/silverstarreit/2025 no later than July 7, 2025 at 9:00 a.m. Central Time. After registering, you will receive a meeting invitation and password by e-mail with your unique link to join the meeting. Stockholders will be able to listen, vote and submit questions during the virtual meeting. Holders of record of our common stock as of June 1, 2025, are entitled to notice and to vote at the meeting.

The purpose of the meeting is, in part one, to provide stockholders with the opportunity to vote whether to execute an alternate strategy and pivot the Company into self-storage. The alternate strategy was carefully selected by the Executive Committee as they recognized the responsibility to act in the best interest of the Silver Star stockholders. The Executive Committee evaluated the options and opted for the alternate strategy in April of 2023, after our then CEO presented detailed analysis showing that liquidation would likely result in unfavorable returns for stockholders, primarily due to depreciation in real estate valuations, taxes, and operational costs. Conversely, the analysis showed that the pivot into self-storage, aimed at achieving a public listing, promised superior value and liquidity. Also in part one, you will have the opportunity to vote to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the Company’s fiscal years ending December 31, 2023 and 2024.

Next, in part two, as the Executive Committee determines, we will address such other business as may properly come before the meeting or any adjournment or postponement thereof, including, as may be considered at the discretion of the Chairman, which may be subject to the ruling of the Appellate Court in Maryland, the election of the Board of Directors.

We are aware that Hartman has made several accusatory and defamatory statements regarding the current management of Silver Star and the alternative strategy. But as we have previously conveyed to you, the Maryland Court’s Memorandum Opinion, sites

Allen Hartman as not being credible no less than five times and draws references to him admitting to making misstatements to the court as a part of his depositions. This has been a long road. You are tired of the fighting, and I don’t blame you. We are fighting for a good cause. We fight to bring you, the stockholders, increased value. No one at Silver Star wants the investors to lose their investment or the value we know we can create. I encourage you to remain steadfast. Trust what the judge found – that we are more credible than Hartman.

The formal notice of the meeting describes the matters expected to be acted upon at the meeting. We ask you to review these materials carefully and to use this opportunity to take part in the affairs of Silver Star by voting on the matters described in the definitive proxy statement.

The “e-proxy” rules promulgated by the Securities and Exchange Commission allow us to furnish proxy materials to our stockholders via the Internet. On or about May 21, 2025, we mailed to our stockholders (other than those stockholders who have previously requested electronic or paper delivery) a Corrected Notice of the 2025 Annual Meeting. Upon completion and filing of our definitive proxy statement, our proxy solicitor will mail the universal White Proxy Card to all stockholders of record and beneficial owners. You will then be able to access all of our proxy materials referred to in the proxy card on the Internet website cited therein and in the Proxy Statement. These proxy materials will be available free of charge.

ALL SHAREHOLDERS SHOULD READ THE COMPANY’S DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. In addition to other matters, our definitive proxy statement will contain information about the interests in the company of the participants in the proxy solicitation.

Your vote is very important. Regardless of the number of shares you own; it is important that your shares be represented at the 2025 Annual Meeting. You may authorize a proxy to vote your shares once you have received your Proxy Card by following the instructions provided. ACCORDINGLY, WHETHER OR NOT YOU ATTEND THE 2025 ANNUAL MEETING, I STRONGLY ENCOURAGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE AFTER YOUR REVIEW OF THE COMPANY’S DEFINITIVE PROXY STATEMENT. This will not prevent you from voting during the 2025 Annual Meeting but will ensure that your vote will be counted if you are unable to attend the 2025 Annual Meeting.
Thank you for your continued support of Silver Star.

Cordially,

Gerald W. Haddock
Executive Chairman of the Board and Chief Executive Officer

601 Sawyer, Suite 600
Houston, Texas 77007
CORRECTED NOTICE OF 2025 ANNUAL MEETING
TO BE HELD JULY 7, 2025

To Silver Star Properties REIT, Inc. Stockholders:
THIS CORRECTED NOTICE IS HEREBY GIVEN that a 2025 Annual Meeting of Silver Star Properties REIT, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on July 7, 2025, at 10:00 A.M. Central Time, to be held in a virtual-only format via live audio webcast, at which we will conduct the following business:
In part one, stockholders will have the opportunity to vote whether to execute an alternate strategy and pivot the Company into self-storage and to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the Company’s fiscal years ending December 31, 2023 and 2024.
Silver Star’s charter calls for the liquidation of its assets within 10 years of the termination of its initial public offering, unless (1) the company’s shares have already been listed on a public stock exchange, or (2) the stockholders have approved a deferral of liquidation and/or an alternate strategy.
The Executive Committee believes in good faith that the actual end of the 10 year period is June 2026, notwithstanding any prior statements to the contrary. Now, a court has determined that Silver Star’s initial public offering concluded on April 25, 2023, meaning that the ten-year deadline has passed. Annual meeting votes of the shareholders after the ten year period are required by the charter to be held not less than two years from a required or actual meeting. The court effectively applied equitable jurisdiction in requiring this annual meeting to be held in July 2025.
Accordingly, at this annual meeting, you will have the opportunity to vote your shares for the liquidation of the company’s assets (with the net proceeds of that liquidation distributed to the stockholders) or for the deferral of liquidation for the purpose of executing an alternate strategy.
Next, in part two, as the Executive Committee determines, such other business as may properly come before the meeting or any adjournment or postponement thereof, including, as may be considered at the discretion of the Chairman, which may be subject to the ruling of the Appellate Court in Maryland, the election of the Board of Directors.
The proposals for each part, and other related matters are more fully described in the proxy statement which will be available to you upon completion and filing of our definitive proxy statement with the SEC.
Only stockholders of record at the close of business on June 1, 2025 are entitled to receive this notice and to vote at the 2025 Annual Meeting or any adjournment or postponement thereof.  We reserve the right, in our sole discretion, to adjourn the 2025 Annual Meeting to provide more time to solicit proxies for the meeting.

THIS CORRECTED NOTICE REPLACES THE NOTICE DATED MAY 16, 2025. THE CORRECTED MEETING DATE IS MONDAY JULY 7, 2025.
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO READ THE PROXY STATEMENT AND VOTE YOUR SHARES AS SOON AS POSSIBLE BY ONE OF THE METHODS DESCRIBED IN THE PROXY MATERIALS.

By Order of the Executive Committee of the Board of Directors.

Michael Racusin
Assistant Corporate Secretary
May 21, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JULY 7, 2025:
OUR PROXY STATEMENT, FORM OF PROXY CARD AND OTHER PROXY MATERIALS ARE ALSO AVAILABLE AT: WWW.SILVERSTARREIT.COM AND AT https://web.viewproxy.com/silverstarreit/2025

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company has filed a Preliminary Proxy Statement with the SEC on May 19, 2025 in connection with the court ordered 2025 Annual Meeting and intends to solicit votes for the Pivot Strategy adopted by the Executive Committee and such other matters as the Executive Committee, at the discretion of its Chairman, determines to consider. The definitive Proxy Statement will contain important information about Silver Star, the court ordered annual meeting and the opportunity to vote whether to execute and pivot the Company into the self-storage real estate class. Shareholders are urged to read the definitive Proxy Statement carefully when it is available.

Upon completion and filing of our definitive proxy statement, Shareholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Silver Star on the SEC’s website (www.sec.gov). In addition, shareholders will be able to obtain free copies of the Proxy Statement from Silver Star by following the instructions provided in the Proxy Statement.

Participants in the Solicitation

Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the Definitive Proxy Statement to be filed with the SEC. As of May 19, 2025, Silver Star directors and executive officers beneficially owned approximately 6,178,848 shares, or 11.30%, of Silver Star common stock. Additional information regarding the interests of such participants will be included in the definitive Proxy Statement that will be filed with the SEC and available free of charge as indicated above.